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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Equity Corporation International ("the Company") on Form S-3 (File No. 333-4436), Form S-4 (File No. 33-92876) and Form S-8 (File Nos. 33-98052 and
333-25303) of our reports dated March 5, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997, and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
March 27, 1998